Advertisement Cooperation agreement of Tou Zhi Jia

No. of advertisement agreement: TZJSC20160317

Party A: Shandong Branch of Benefactum Alliance Business Consultant (Beijing) Co., Ltd

Address: Floor 19, Yamai International Center, Unit A, Middle Hong Kong Road, Shinan District, Qingdao

Contact No.: 18660237666

Fax No.:

Postal code:

Website: http: //www.hyjf.coni

Party B: Shenzhen Tou Zhi Jia Financial Information Service Co., Ltd.

Address: Room 901, Unit B1, Kexing Science Park, Nanshan District, Shenzhen

Contact No.: 0755-86660603 Fax No.:

Postal code:

Website: http: //ww.touzhijia.com/

As an industry-leading investment and financing service platform, Party A is devoted to provide high-quality services for the investors and the financer, and as an industry-leading P2P vertical search engine, Party B is devoted to provide high-quality service for the investors and the platform.

Based on the principles of equality, voluntariness, fairness, integrity and mutual benefits, and the purpose of reasonable utilization of limited resources to actively explore unlimited business opportunities, both Party A and Party B hereby come to an agreement and sign this agreement for common compliance.

I. Expenses

1.1 Standards for expenses

In regards to the 2nd position of the hot-spot platform on the 1st page of PartyB’s website, the tax-included price is RMB 40,000 Yuan, (in words RMB forty thousand Yuan) per month, and the period of cooperation is from Apr. 1st, 2016 to Jun. 30th, 2016, and the total expenses are 120,000 Yuan (in words: RMB one hundred and twenty thousand Yuan);

1.2 Payment

Party A shall make the payment for the service as previously agreed in the agreement into Party B’s bank account within three workdays after signing this agreement;

In case Party A has failed to make the payment to Party B according to the agreement, Party A shall make the payment of 1% of overdue payables as liquidated damages to Party B per day since the next day of expiration date of the payment term, and in case it exceeds 20 days since the payment term, Party B shall have the right to terminate the agreement and Party A shall assume all losses caused to Party B.

Name of account: Shenzhen Tou Zhi Jia Financial Information Service Co., Ltd.

Bank of deposit: Shenzhen Futian Branch of Industrial and Commercial Bank of China

Bank account: 4000023309200783225

II. Party A’s rights and obligations

2.1 Party B shall carry out the exhibition in the home page at the position as agreed with Party A within the term of the contract.

2.2 Party A shall make the payment for relevant charges to Party B within three workdays of signing this agreement.

2.3 In case of any poor operation of Party A, material negative information or illegal promotion such as violation of legal rights and interests of others, Party B shall have the right to remove the exhibition on the home page in Party B’s website and shall refund in proportion, and Party A shall coordinate without reserve and Party B shall not assume any responsibility.

2.4 In regard to the exhibition of Party A on the home page in Party B’s website, Party A shall not make any marketing promotion that is inconsistent with the truth, otherwise Party A shall assume all the losses caused to Party B.

2.5 Any relevant legal liability caused by the contents of Party A demonstrated on Party B’s website, which shall be irrelevant to Party B, and all losses caused by the contents demonstrated t Party B shall be assumed by Party A.

III. Confidentiality agreement

3.1 Both Party A and Party B shall be responsible for keeping confidentiality of the trade secrets obtained in the performance of the agreement, and such liabilities shall not be invalid due to the termination of the agreement.

3.2 Both Party A and Party B shall guarantee that the employees and agents will comply with the duty of confidentiality in this article.

IV. Force majeure and exemption

The party that fails to perform or completely perform the agreement due to the influence of force majeure can be exempt from part or all of the responsibilities. Force majeure refers to accident or natural hazard that cannot be foreseen, avoided, controlled or overcome. In light of the special characteristics of network, any party shall not assume the responsibility for breach of contract in case force majeure or exemption consists of any of the following circumstances that will influence the normal operation of network, including but not limited to:

4.1 Significant influence caused by technical adjustment of Telecom Department;

4.2 Temporary closure due to government regulation;

4.3 Objective factor not caused by Party B or its operator;

4.4 Hacker attack, penetration or attack of computer virus.

Any party suffered from the above events of force majeure shall immediately inform the opposite party about the events in written form and shall give an announcement about the details within 15 days, and shall present effective documentary evidence issued by relevant departments to explain the reason for impossibility of performance or impossibility of full performance, or postponement. Both parties shall determine whether to continue to perform the agreement or terminate the agreement according to the influence of the events on the performance of the agreement.

V. Termination of agreement

Within the effective term of contract, Party B shall have the right to unilaterally terminate the exhibition on Party A’s home page and shall refund in proportion. Party A shall coordinate without reserve and Party B shall not assume any responsibility.

VI. Dispute settlement and application of law

Both Party A and Party B shall settle the dispute caused in the process of performance of the agreement in the way of friendly negotiation, and in case friendly negotiation is failed, any party may file a lawsuit to the People’s Court at the address of Party B.

VII. Other terms

7.1 The effectiveness of this agreement, along with any supplement or modification of this agreement, shall be based on the signature and seal of Party A and Party B.

7.2 Any matter not covered in this agreement shall be otherwise determined by Party A and Party B.

Party A:	Party B: Shenzhen Tou Zhi Jia Financial Information Service Co., Ltd.
(Seal)	(Seal)
Signature:

Date of signature and seal: Date Month Year	Signature:

Date of signature and seal: Mar. 18th, 2016